EXHIBIT 99.2

Washington Banking Declares its 61st Consecutive Quarterly Dividend

OAK HARBOR, WA – July 25, 2013 – Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, announced today that the Board of Directors declared a cash dividend for the 61st consecutive quarter. The cash dividend of $0.09 per common share will be paid on August 19th to shareholders of record on August 5, 2013.

The company generally uses a two-tiered approach to determine the amount of the quarterly dividend, with the first tier being the “basic” dividend (currently $0.07) and the second tier being a variable amount which equates to a total dividend payout not to exceed 50% of quarterly earnings. In a separate release today, Washington Banking announced 2013 second quarter results, reporting net income of $2.9 million, or $0.19 per diluted common share.

The payment of dividends is at the sole discretion of the Board of Directors and will depend upon a number of factors, including capital requirements, the Company’s and the Bank’s financial condition and results of operations, tax considerations, statutory and regulatory limitations, general economic conditions and any applicable restrictions.

Management will host a conference call on Friday, July 26, at 10:00 a.m. Pacific time (1:00 p.m. ET) to discuss second quarter results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (480) 629-9835 at 10:00 a.m. PT for conference ID #4627165. To listen to the call online, either live or archived, visit the Investor Relations page of Whidbey Island Bank’s website at www.wibank.com.

Direct deposit of dividends is available for registered holders of WBCO. The quickest way for registered holders to have their dividends deposited directly into a transaction account is to log-in to the “Investor Centre” area of the transfer agent’s website at www.computershare.com. Registered holders of WBCO shares may also enroll in this service by calling Computershare at 1-800-962-4284 and requesting an enrollment form.

ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. With its two FDIC-assisted acquisitions in 2010, Whidbey Island Bank currently operates 31 full-service branches located in six counties in Northwestern Washington. In June 2009, Washington Banking was added to the Russell 2000 Index, a subset of the Russell 3000 Index. Both indices are widely used by professional money managers as benchmarks for investment strategies.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such as future operating results, regional economic trends, dividends and dividend payout ratios, covered loan trends, availability of acquisition opportunities, growth in loans and deposits, credit quality and loan losses, net interest margin, benefits from prior FDIC-assisted acquisitions and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure; and (6) the ability to open new locations. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

www.wibank.com

Note: Transmitted on Business Wire on July 25, 2013, at 1:02 p.m. PT.